UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SENIOR HOUSING PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SENIOR HOUSING PROPERTIES TRUST
400 Centre Street
Newton, Massachusetts 02458

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2007

To the shareholders of Senior Housing Properties Trust:

Notice is hereby given that the annual meeting of shareholders of Senior Housing Properties Trust, a Maryland real estate investment trust, will be held at 11:00 a.m. on Tuesday, May 8, 2007, at 400 Centre Street, Newton, Massachusetts, for the following purposes:

1.                To elect two trustees in Group II to our board.

2.                To consider and vote upon amendments to our declaration of trust that will change the required shareholder vote for certain actions and provide that the required shareholder vote necessary for certain other actions shall be set in our bylaws.

3.                To consider and vote upon an amendment to our declaration of trust to provide that any shareholder who violates our declaration of trust or bylaws will indemnify and hold us harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, together with interest on such amounts.

4.                To consider and vote upon the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to elect each of the trustees as proposed in Item 1 or to approve Items 2 or 3.

5.                To consider and act upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR TRUSTEE UNDER ITEM 1 AND “FOR” THE PROPOSALS IN ITEMS 2, 3 AND 4.

We encourage you to contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, or Innisfree, if you have any questions or need assistance in voting your shares. Banks and brokers may call Innisfree, collect, at (212) 750-5833. Shareholders may call Innisfree, toll free, at (877) 825-8971.

Shareholders of record at the close of business on March 20, 2007, are entitled to notice of and to vote at the meeting and at any adjournments or postponements thereof.

By Order of the Board,
DAVID J. HEGARTY, Secretary
Newton, Massachusetts
April 18, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING EXCEPT AS OTHERWISE DISCUSSED IN THE ACCOMPANYING PROXY STATEMENT. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SEND IN YOUR PROXY CARD TODAY.

SENIOR HOUSING PROPERTIES TRUST
400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, May 8, 2007

INTRODUCTION

A notice of the annual meeting of shareholders of Senior Housing Properties Trust, a Maryland real estate investment trust, or the company, is on the preceding page and a form of proxy solicited by our board of trustees, or our board, is enclosed. This proxy statement and the attached form of proxy are being first sent to shareholders on or about April 18, 2007, together with a copy of our annual report to shareholders for the year ended December 31, 2006, including our audited financial statements.

The annual meeting record date is March 20, 2007. Only shareholders of record as of the close of business on March 20, 2007, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 83,613,127 common shares of beneficial interest, $.01 par value per share, or common shares, outstanding on the record date and entitled to vote at the meeting. The holders of our outstanding common shares are entitled to one vote per common share.

A quorum of shareholders is required to take action at the meeting. The presence, in person or by proxy, of common shares entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum for the meeting. Failure of a quorum to be present at the meeting will necessitate adjournment of that meeting and will subject us to additional expense.

The affirmative vote of a majority of the votes cast at the meeting is required for the election of the nominees for trustee described in Item 1 and for the approval of Item 4. The affirmative vote of a majority of our common shares entitled to vote at the meeting is required for the approval of Items 2 and 3.

The individuals named as proxies on the enclosed proxy card will vote in accordance with your directions as indicated thereon if your proxy is received properly executed. If you properly execute your proxy card and give no voting instructions, your shares will be voted FOR each of the nominees for trustee under Item 1 and FOR the proposals in Items 2, 3 and 4.

If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as “in street name”), you will receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. Certain street name holders have the authority under rules of the New York Stock Exchange, or NYSE, to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items. In the case of non-routine or contested items, the institution holding street name shares cannot vote the shares if it has not received voting instructions. These are considered to be “broker non-votes.”

Under the NYSE rules, each of Items 1 (election of trustees), Item 3 (amendment to declaration of trust concerning indemnification of the trust for violation of declaration of trust or bylaws), and Item 4 (adjournment or postponement of the meeting) is considered a routine item for which street name shares may be voted without specific instructions. If your street name holder of record signs and returns a proxy card on your behalf, but does not indicate how the common shares should be voted, the common shares represented on the proxy card will be voted FOR each nominee for trustee under Item 1 and FOR Items 3 and 4.

The approval of the amendments to our declaration of trust described in Item 2 (amendments to declaration of trust concerning the required shareholder vote necessary for certain actions) is considered a non-routine item for which street name holders of record may not vote your shares without specific instructions. If your street name holder of record signs and returns a proxy card on your behalf, but does not indicate how the common shares should be voted with respect to Item 2, your shares will not be voted for that Item.

Abstentions and shares not voted as to Items 1 and 4 will have no effect because they are not considered votes cast at the meeting. Abstentions and shares not voted will have the same effect as votes AGAINST Items 2 and 3.

If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting but we will not deliver another notice of the meeting unless it is to be held after July 18, 2007. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn).

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy card to be signed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Banks and Brokers Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

A shareholder giving a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting his or her common shares in person.

Our website address is included several times in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

Item 1.                        Election of two trustees in Group II to our board.

The number of our trustees is currently fixed at five, and our board is currently divided into three groups, with two trustees in Group I, two trustees in Group II and one trustee in Group III. Trustees in each group are elected for three year terms and serve until their successors are elected and qualify. One of our trustees, Gerard M. Martin has notified us he will not stand for re-election at our annual meeting. As discussed below, pursuant to a recommendation of our nominating and governance committee, the board has nominated Adam D. Portnoy to stand for election at our annual meeting.

Our current trustees are Frank J. Bailey and Barry M. Portnoy in Group I with a term of office expiring at our 2009 annual meeting of shareholders, John L. Harrington and Gerard M. Martin in Group II with a term of office expiring at the meeting to which this proxy statement relates, and Frederick N. Zeytoonjian in Group III with a term of office expiring at our 2008 annual meeting of shareholders.

Biographical information relating to our trustees and nominees for trustee and other information relating to our board of trustees appears below in this proxy statement. As more fully discussed below, Messrs. Bailey, Harrington and Zeytoonjian are our independent trustees.

Pursuant to a recommendation of our nominating and governance committee, our board has nominated Messrs. Harrington and Adam Portnoy for election as the Group II trustees. Our nominating and governance committee considered the nomination of Mr. Adam Portnoy at the recommendation of one of our trustees. The term of the Group II trustees elected at the meeting will expire at our 2010 annual meeting of shareholders. The persons named in the enclosed proxy intend to exercise properly executed and delivered proxies FOR the election of Messrs. Harrington and Adam Portnoy, except to the extent that proxy cards indicate that the votes should be withheld for one or both nominees.

Messrs. Harrington and Adam Portnoy have agreed to serve as trustees if elected. However, if Mr. Harrington or Mr. Adam Portnoy become unable or unwilling to accept election to our board, the proxies will be voted for a substitute nominee designated by our present board.

The board recommends a vote FOR the election of Messrs. Harrington and Adam Portnoy as the Group II trustees.

Item 2.                        Approval of amendments to our declaration of trust that will change the required shareholder vote for certain actions and provide that the required shareholder vote necessary for certain other actions shall be set in our bylaws.

Our declaration of trust provides that, subject to the terms of any class or series of outstanding shares, shareholders are entitled to vote only on (i) election or removal of trustees, (ii) amendments to the declaration of trust, (iii) termination of the trust, (iv) mergers or consolidations involving us and (v) the sale or disposition of substantially all of our assets, in each case to the extent provided in specified sections of the declaration of trust, and on such other matters with respect to which our board has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification. We are not proposing to change these provisions governing matters as to which shareholders are entitled to vote. The declaration of trust further provides, that, except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind our board.

Our declaration of trust specifies the following voting provisions:

•       the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote generally in the election of trustees is required for the removal of a trustee;

•       subject to the provisions of any class or series of outstanding shares, (i) the affirmative vote of a majority of all the votes entitled to be cast on the matter or (ii) if Maryland law permits the effectiveness of a vote described in this clause (ii), the affirmative vote of a majority of the votes cast on the matter, is required for our merger with or into another entity, our consolidation with one or more other entities into a new entity, our sale, lease, exchange or transfer of all or substantially all of our assets or our termination approved by our board and requiring shareholder approval;

•       (i) the affirmative vote of a majority of all the votes entitled to be cast on the matter or (ii) if Maryland law permits the effectiveness of a vote described in this clause (ii), the affirmative vote of a majority of the votes cast on the matter, is required for any amendment to our declaration of trust approved by our board and requiring shareholder approval, other than certain amendments relating to removal of trustees or the classification of our board; and

•       the affirmative vote of two-thirds of all votes entitled to be cast on the matter is required for certain amendments to our declaration of trust relating to removal of trustees or the classification of our board which have been approved by our board.

The number of votes necessary to approve any other actions properly presented to shareholders is provided in our bylaws, as in effect from time to time. Our bylaws currently provide that the required vote for any other matter which is properly considered at a shareholder meeting is a majority of votes cast at the meeting, unless a higher vote is required by law or our declaration of trust.

We are proposing amendments to these voting provisions. The amendments proposed in this Item 2 would change the required vote for the following matters to be as described in the next sentence: (i) amendments to the declaration of trust (other than amendments which currently require approval by two-thirds of all votes entitled to be cast on the matter), (ii) mergers or consolidations involving us, (iii) the sale or disposition of substantially all of our assets and (iv) our termination. These amendments would not change the required vote for removal of a trustee. These amendments would provide that, subject to the express provisions of any class or series of our shares of beneficial interest at the time outstanding or applicable provisions of law, the vote of holders of shares required with respect to any of these matters which have been declared advisable by our board and may be properly considered by shareholders would be as follows:

•       for a matter which is approved by at least 75% of our trustees then in office, including at least 75% of our independent trustees, the vote required will be, as permitted by applicable law, the lesser of (x) a majority of the votes cast at the meeting, or (y) a majority of shares entitled to vote at the meeting, and

•       for a matter which is not approved by at least 75% of our trustees then in office, including 75% of our independent trustees, the vote required will be 75% of our shares entitled to vote at the meeting.

Our board currently intends to amend our bylaws as follows:

•       with regard to election of a trustee, except as may be mandated by applicable law or the listing requirements of the principal exchange on which our common shares are traded:

•        for an uncontested election, the vote required for election will be a majority of the votes cast at the meeting, and

•        for a contested election, the vote required for election will be a majority of the shares entitled to vote at the meeting;

•       with regard to all other matters which may be properly considered by shareholders, except as may be mandated by applicable law, by the listing requirements of the principal exchange on which our common shares are traded or by a specific provision of our declaration of trust:

•        for a matter which is approved by at least 75% of our trustees then in office, including at least 75% of our independent trustees, the vote required will be a majority of the votes cast at the meeting, and

•        for a matter which is not approved by at least 75% of our trustees then in office, including 75% of our independent trustees, the vote required will be 75% of our shares entitled to vote at the meeting.

This bylaw provision amendment will apply to any vote for any matter to which the voting provisions in our bylaws are currently applicable.

Under currently applicable NYSE rules, non-contested elections of trustees and various other items are classified as routine items for which NYSE member brokers have the authority to vote in their own discretion in the absence of instructions from the beneficial owners of voting shares held in street name. The nomination of Messrs. Harrington and Adam Portnoy for election as a trustee, which is the subject of Item 1 above, and Items 3 and 4 are considered routine matters.

The NYSE has proposed a rule that would eliminate the ability of NYSE member brokers to vote in their own discretion on the election of board members in the absence of instructions from beneficial owners. Under the proposed rule, non-contested board elections would become non-routine matters. If approved by the Securities and Exchange Commission, or SEC, the NYSE rule would likely take effect in the beginning of 2008. If this rule or similar rules with respect to formerly routine matters are adopted, it may become difficult and expensive for public companies to obtain the required votes for such matters. This expense may be especially burdensome for companies like us who have a large number of shareholders who individually own few shares. Also, during the past few years, the number of proposals presented to publicly owned companies’ shareholder meetings related to matters which may be detrimental to the companies’ businesses seems to have increased.

The effect of these amendments and the proposed bylaw changes will be to increase the number of voting shares required to take certain actions which are not approved by 75% of our trustees, including 75% our independent trustees.

We believe these amendments and the proposed bylaw changes, if adopted, may reduce the costs of future proxy solicitations for matters subject to shareholders’ votes which are approved by our board.

These amendments and the proposed bylaw changes, if adopted, will also enhance the power of our board to screen proposals to determine whether proposals are in our best interest. This screening and the increased number of voting shares required for adoption of proposals not approved by a supermajority our board may discourage proposals which our board determines are not in our best interest and thus avoid the costs of future proxy contests.

Our board’s ability to amend certain shareholder voting requirements by amending our bylaws without a future vote by shareholders provides flexibility which is desirable to respond to regulatory changes which may be adopted from time to time or to changes in the number and types of proposals which may be presented for shareholders’ votes. However, it is also possible that our board, in certain circumstances, may make changes to our bylaws affecting shareholders’ votes which could delay or prevent a change of control of our company.

The proposed amendments to our declaration of trust described in this Item 2 and the intended bylaw amendments will not be applicable to the election of Messrs. Harrington and Adam Portnoy as trustees or the other Items described in this proxy statement.

The text of the proposed amendment described in this Item 2 is attached at Appendix A to this proxy statement.

The board recommends a vote FOR Item 2.

Item 3.                        Approval of an amendment to our declaration of trust to provide that any shareholder who violates our declaration of trust or bylaws will indemnify and hold us harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, together with interest on such amounts.

Recently, one of the funds managed by RMR Advisors, Inc., or RMR Advisors, which is an affiliate of our manager, Reit Management & Research LLC, or RMR, experienced substantial cost and expense through the willful failure of a shareholder to abide by that fund’s limitation on share ownership. Our board believes that similar restrictions in our declaration of trust provide a meaningful benefit to our company. In view of this RMR fund’s recent experience, and although we believe we could currently seek reimbursement from any shareholder who violates our declaration of trust or bylaws for costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, our board has determined that it would be preferable to make a violating shareholder’s obligation to reimburse such costs and expenses explicit in a new provision to be added by amendment to our declaration of trust. To the extent that the amendment in this Item 3 increases the effectiveness of the restrictions on transfer and ownership of shares, it could have the effect of delaying or preventing a change of control.

The proposed amendment is not the result of our knowledge of any current violation by a shareholder of our declaration of trust or bylaws or of our knowledge of any specific effort to accumulate our shares or to obtain control of us.

The text of the proposed amendment described in this Item 3 is attached at Appendix B to this proxy statement.

The board recommends a vote FOR Item 3.

Item 4.                        Approval of the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to elect each of the trustees as proposed in Item 1 or to approve Items 2 or 3.

We are submitting Item 4 for consideration at the meeting to authorize the named proxies to approve one or more adjournments or postponements of the meeting if there are insufficient votes to elect the trustees as proposed in Item 1 or to approve Items 2 or 3. Item 4 relates only to an adjournment or postponement of the meeting for purposes of soliciting additional proxies to obtain the requisite shareholder votes to approve any of Items 1, 2 or 3. We retain full authority to adjourn or postpone the meeting for any other purpose, including absence of a quorum, without the consent of shareholders.

The board recommends a vote FOR Item 4.

SOLICITATION OF PROXIES

We are paying the cost of this solicitation, including the preparation, printing and mailing of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree M&A Incorporated, or Innisfree, to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement for out of pocket expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

TRUSTEE NOMINEES, CONTINUING TRUSTEES AND EXECUTIVE OFFICERS

The following are the ages and recent principal occupations as of March 20, 2007, of our nominees for trustee, continuing trustees and each of our executive officers:

Trustee Nominees for a Term Expiring In 2010

JOHN L. HARRINGTON, Age: 70

Mr. Harrington has been one of our trustees since 1999. Mr. Harrington has been Chairman of the Board of the Yawkey Foundations from 2002 to 2003 and from 2007 to the present, served as one of their trustees since 1982 and as Executive Director from 1982 to 2006. He has also been a trustee of the JRY Trust since 1982. Mr. Harrington was the Chief Executive Officer and General Partner of the Boston Red Sox Baseball Club from 1973 to 2001 and has been a principal of Bingham McCutchen Sports Consultancy LLC since 2007. Mr. Harrington was President of Boston Trust Management Corp. from 1981 to 2006. He has served as a director of Five Star Quality Care, Inc., or Five Star, from 2001 until 2004, as a trustee of Hospitality Properties Trust, or HPT, since 1995, and as a trustee of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund and RMR Asia Pacific Real Estate Fund since 2003, 2004, 2004, 2005 and 2006, respectively. Mr. Harrington is a certified public accountant. Mr. Harrington is a Group II trustee and, if elected at the meeting will serve until our 2010 annual meeting of shareholders.

ADAM D. PORTNOY, Age: 36

Mr. Portnoy has been an executive officer of RMR since September 2003 and currently is the President, Chief Executive Officer and a director of RMR. Mr. Portnoy has been a managing trustee of HRPT Properties Trust, or HRPT, since 2006 and of HPT since January 2007. He was an Executive Vice President of HRPT from 2003 through 2006. Additionally, Mr. Portnoy is the minority owner of RMR and of RMR Advisors, a registered investment adviser. Mr. Portnoy has been a Vice President of RMR Advisors since 2004, and has also been a Vice President of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund and RMR Asia Pacific Real Estate Fund since 2004, 2004, 2004, 2005 and 2006, respectively. Mr. Portnoy served as an Investment Officer at the International Finance Corp., a member of the World Bank Group, from 2001 to July 2003. Mr. Portnoy is the son of Barry M. Portnoy, one of our managing trustees. If elected at the meeting, Mr. Portnoy will be a Group II trustee and will serve until our 2010 annual meeting of shareholders.

Continuing Trustees

FRANK J. BAILEY, Age: 51

Mr. Bailey has been one of our trustees since 2002. Mr. Bailey has been a partner in the Boston law firm of Sherin and Lodgen LLP for over five years. Mr. Bailey has been a trustee of HPT, RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, and RMR Asia Pacific Real Estate Fund since 2003, 2003, 2004, 2004, 2005, and 2006, respectively. Mr. Bailey is a Group I trustee and will serve until our 2009 annual meeting of shareholders.

BARRY M. PORTNOY, Age: 61

Mr. Portnoy has been one of our managing trustees since 1999. Mr. Portnoy has been a managing trustee of HRPT and of HPT, since 1986 and 1995, respectively. He has been a managing director of Five Star and of TravelCenters of America LLC, or TravelCenters, since 2001 and 2006, respectively. Mr. Portnoy is the majority owner of RMR and of RMR Advisors. He has been the chairman of RMR since 1986 and a director and Vice President of RMR Advisors since 2002.   Mr. Portnoy has been a managing trustee of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, and RMR Asia Pacific Real Estate Fund since 2003, 2004, 2004, 2005, and 2006, respectively. Mr. Portnoy is a Group I trustee and will serve until our 2009 annual meeting of shareholders.

FREDERICK N. ZEYTOONJIAN, Age: 71

Mr. Zeytoonjian has been one of our trustees since October 2003. Mr. Zeytoonjian is the founder and has been Chairman and Chief Executive Officer of Turf Products Corporation, one of the largest distributors of lawn care equipment in the United States, for over five years. Mr. Zeytoonjian also has been a trustee of HRPT since 1999. Mr. Zeytoonjian is a Group III trustee and will serve until our 2008 annual meeting of shareholders.

Executive Officers

DAVID J. HEGARTY, Age: 50

Mr. Hegarty has been our President, Chief Operating Officer and Secretary since 1999. Mr. Hegarty has been an executive officer of RMR for over five years and currently is an Executive Vice President and director of RMR. Mr. Hegarty is a certified public accountant.

RICHARD A. DOYLE, JR., Age: 38

Mr. Doyle has been our Treasurer and Chief Financial Officer since March 2007. Mr. Doyle has been an employee of RMR since November 2006 and currently is a Senior Vice President of RMR. From May 2005 to November 2006, Mr. Doyle was the Director of Financial Reporting of Five Star. Mr. Doyle was a finance officer of Sun Life Financial Inc., or Sun Life, from January 1999 until May 2005 and a senior manager of Sun Life from 1996 until 1998 and an internal auditor of Sun Life from 1995 until 1996. Mr. Doyle is a certified public accountant.

Except as noted with regard to Mr. Barry Portnoy and Mr. Adam Portnoy, there are no family relationships among any of our present trustees, nominees for trustee or executive officers. Our executive officers serve at the discretion of our board.

BOARD OF TRUSTEES

Our business is conducted under the general direction of our board as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on December 16, 1998.

Three of our trustees, Frank J. Bailey, John L. Harrington and Frederick N. Zeytoonjian, are our independent trustees within the meaning of our bylaws; that is, trustees who are not involved in our day to day activities or employed by RMR, our manager. Our board is comprised of a majority of trustees who also qualify as independent trustees pursuant to the corporate governance standards for companies listed on the NYSE.

In determining independence pursuant to NYSE standards, each year our board affirmatively determines whether trustees have a direct or indirect material relationship with us, including our subsidiaries. When assessing a trustee’s relationship with us, our board considers all relevant facts and circumstances, not merely from the trustee’s standpoint, but from that of the persons or organizations with which the trustee has an affiliation. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships.

Our board has determined that Messrs. Bailey, Harrington and Zeytoonjian currently qualify as independent under NYSE rules. In making that determination, our board considered Mr. Harrington’s service on the board of Five Star, a major tenant of ours, from 2001 until January 2004. Our board also considered each of these three trustees’ service in other enterprises and on the boards of other publicly traded companies and mutual funds managed by RMR and its affiliates. Our board has concluded that none of these trustees possessed or currently possesses any relationship that could impair his judgment in connection with his duties and responsibilities as a trustee or that could otherwise be a direct or indirect material relationship under NYSE standards.

During 2006, our board held ten meetings, our audit committee held seven meetings, our compensation committee held two meetings, and our nominating and governance committee held two meetings. During 2006, each trustee attended 75% or more of the total number of meetings of our board and any committee of which he was a member during the time in which he served on our board or such committee. All of our trustees attended last year’s annual meeting of shareholders.

Pursuant to our governance guidelines, our independent trustees, who constitute our non-management trustees, meet at least once each year without management. The presiding trustee at these meetings is the chair of our audit committee, unless the independent trustees in attendance select another independent trustee to preside.

BOARD COMMITTEES

We have an audit committee, a compensation committee and a nominating and governance committee, each of which has a written charter. Each of the above committees is comprised of Messrs. Bailey, Harrington and Zeytoonjian, who are independent under applicable NYSE listing standards and each committee’s respective charter.

The primary function of our audit committee is to select our independent registered public accounting firm and to assist our board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; and (4) the performance of our internal audit function. Our board has determined that Mr. Harrington is our audit committee financial expert and is “independent” as defined by the rules of the SEC and the NYSE. Our board’s determination that Mr. Harrington is a financial expert was based upon his prior experiences as: (i) executive director of a large charitable organization; (ii) chief executive officer of a major professional sports business; (iii) a member of our audit committee and of the audit committees of other publicly owned companies; (iv) a certified public accountant; (v) a director of a large national bank; and (vi) a college teacher of accounting.

Our compensation committee’s primary responsibilities include: (1) reviewing, at least annually, the performance of RMR under its contract with us and making determinations regarding continuance of the contract; (2) evaluating the performance of our President; (3) reviewing the performance of our director of internal audit and determining the compensation payable to him; and (4) evaluating, approving and administering all our equity compensation plans. The compensation committee is delegated the powers of the board necessary to carry out these responsibilities. For information on the compensation committee’s processes and procedures for determining executive and trustee compensation, see the sections entitled “Compensation Discussion and Analysis” and “Compensation Tables” below.

The responsibilities of our nominating and governance committee include: (1) identification of individuals qualified to become members of our board and recommending to our board the trustee nominees for each annual meeting of shareholders or when vacancies occur; (2) development, and recommendation to our board, of a set of governance principles; and (3) evaluation of the performance of our board.

The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee’s charter.

Our policy with respect to board members’ attendance at our annual meetings of shareholders can be found in our governance guidelines, the full text of which appears at our website at www.snhreit.com. In addition to our governance guidelines, copies of the charters of our audit, compensation and nominating and governance committees, as well as our Code of Business Conduct and Ethics may be obtained free of charge by writing to our Secretary, Senior Housing Properties Trust, 400 Centre Street, Newton, MA 02458 or at our website, www.snhreit.com.

COMMUNICATIONS WITH TRUSTEES

Any shareholder or other interested person who desires to communicate with our independent trustees or any other trustees, individually or as a group, may do so by filling out a report at our website (www.snhreit.com), by calling our toll-free confidential message system at (866) 511-5038, or by writing to the party for whom the communication is intended, care of our director of internal audit, Senior Housing Properties Trust, 400 Centre Street, Newton, MA 02458. Our director of internal audit will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR TRUSTEES;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND PROPOSALS

Our board has established governance guidelines which, among other matters, set forth the qualifications for service on our board. These guidelines may be changed from time to time by our board upon the recommendation of our nominating and governance committee. Our board makes nominations of persons to be elected by shareholders as trustees. Our board also elects trustees to fill board vacancies which may occur from time to time. In both these circumstances, our board will act upon recommendations made by our nominating and governance committee.

It is the policy of our nominating and governance committee to consider candidates for election as trustees who are recommended by our shareholders pursuant to the procedures set forth below.

If a shareholder who is entitled to do so under our bylaws desires to recommend an individual for membership on the board, then that shareholder must provide a written notice to the chair of the nominating and governance committee and to our Secretary, Senior Housing Properties Trust, 400 Centre Street, Newton, MA 02458. In order for a recommendation to be considered by the nominating and governance committee, this notice must be received within the 30 day period ending on the last date on which shareholders may give timely notice for trustee nominations under our bylaws and applicable state and federal law, and must contain, at a minimum, the following:

(A)  as to each person whom the shareholder proposes to recommend for election or reelection as a trustee,

(1)   such person’s name, age, business address and residence address,

(2)   the class, series and number of our shares of beneficial interest that are beneficially owned or owned of record by such person,

(3)   the date such shares were acquired and the investment intent of such acquisition,

(4)   the record of all purchases and sales of our securities by such person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, and

(5)   all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to the SEC’s proxy rules, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected;

(B)   as to the shareholder giving the notice and any shareholder associated person (defined below), the class, series and number of our shares which are owned of record by such shareholder and by such shareholder associated person, if any, and the class, series and number of, and the nominee holder for, shares owned beneficially but not of record by such shareholder and by any such shareholder associated person;

(C)   as to the shareholder giving the notice and any shareholder associated person, their names and addresses, as they appear on our share ledger and current names and addresses, if different;

(D)  as to the shareholder giving the notice and any shareholder associated person, the record of all purchases and sales of our securities by such shareholder or shareholder associated person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; and

(E)   to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee on the date of such notice.

A “shareholder associated person” of any shareholder is (1) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of our shares of beneficial interest owned of record, or beneficially, by such shareholder and (3) any person controlling, controlled by or under common control with such shareholder or shareholder associated person.

Our board or our nominating and governance committee may request additional information about the shareholder nominee or about a recommending shareholder.

In considering candidates to serve as trustees, our nominating and governance committee seeks individuals who have qualities which the committee believes may be effective in serving our long term best interests. Among the characteristics which the committee considers are the following:  the quality of the candidate’s past services to the company, if any; the business and personal experience of the candidate and their relevance to our business; the reputation of the candidate for integrity; the reputation of the candidate for intelligence, sound judgment and the ability to understand complex financial issues and to make meaningful inquiries; the willingness and ability of the candidate to devote sufficient time to board business; the familiarity of the candidate with the responsibilities of service on the board of a publicly owned company; the status of the candidate as independent of management; and other matters that the nominating and governance committee deems appropriate. In seeking candidates for trustees who have not previously served as our trustees, the nominating and governance committee may use the business, professional and personal contacts of its members, it may accept recommendations from other board members, and, if it considers it appropriate, the nominating and governance committee may engage a professional search firm. Shareholder recommendations which meet the requirements set forth above will be considered using the same criteria as other candidates considered by our nominating and governance committee.

To be eligible for consideration at our 2008 annual meeting, shareholder nominations of a candidate (or candidates) to be elected as a trustee (or trustees) must be received at our principal executive offices no earlier than December 20, 2007, and no later than January 21, 2008. Shareholder nominations must also be made in compliance with the informational requirements about the nominee and the nominating shareholder and otherwise as set forth in our bylaws. Shareholder nominations which are recommended by our nominating and governance committee and supported by our board will appear in our 2008 proxy statement. Shareholder nominations which are properly made in accordance with our bylaws but are not recommended by our nominating and governance committee or are not supported by our board will not appear in our 2008 proxy statement, but they may be considered at our annual meeting.

In 2006, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our board. We did not receive any shareholder recommendations or nominations for our board for the 2007 annual meeting, except the nominations made by our board which includes board members who are shareholders.

Under our bylaws and the rules and regulations of the SEC, to be eligible for inclusion in the proxy statement for our 2008 annual meeting, shareholder proposals other than nominations must be received at our principal executive offices no later than December 20, 2007, and must otherwise satisfy the conditions for inclusion established by our bylaws and the SEC. Proposals by shareholders, other than nominations, intended for presentation at the 2008 annual meeting but not intended to be included in our proxy statement for that meeting, must be received at our principal executive office no earlier than December 20,

2007, and no later than January 21, 2008, and must meet all other requirements of our bylaws and of the SEC.

Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and proposals, may be obtained by writing to our Secretary, Senior Housing Properties Trust, 400 Centre Street, Newton, MA 02458.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview and Objectives

Our compensation policies are determined by the compensation committee of our board, which is comprised of only independent trustees. We do not have any employees. Services that otherwise would be provided by employees are provided under contract by our manager, RMR. Except for the grants of shares under our Incentive Share Award Plan discussed below, we do not pay our executive officers salaries or bonuses or provide other compensatory benefits. Our payments to RMR are described in “Related Person Transactions and Company Review of Such Transactions.”

We have adopted our Incentive Share Award Plans to foster a continuing identity of interest between management and our shareholders and to provide incentive equity awards to our executive officers and others who perform services for us. Under its charter, our compensation committee evaluates, approves and administers share awards under our Incentive Share Award Plans. In implementing these plans, the committee has to date determined to use grants of restricted common shares rather than stock options. Because the value of our common shares may be determined in part by reference to its dividend yield relative to market interest rates rather than our performance, we believe a conventional stock option plan might not provide appropriate incentives for management, but stock grant plans would create a better identity of interests between management and other shareholders. In setting incentive share awards under those plans, our compensation committee considers multiple factors, including the following primary factors: (1) the amount and terms of the incentive shares previously granted to each recipient, (2) the amount of time spent, the complexity of the duties, and the value of services performed, by the particular recipient, and (3) the fair market value of the common shares granted. We determine the fair market value based upon the closing price of our common shares on the date of grant.

The committee has imposed, and may impose, vesting and other conditions on the granted common shares because it believes that time based vesting encourages recipients of share awards to remain with RMR and continue to provide services to us. Prior to 2006, the committee generally imposed a vesting schedule on share awards under which one third of the shares vested immediately and the remaining shares vested in two equal annual installments on the first and second anniversaries of the date of grant. For the 2006 award grants, the committee determined to use a vesting schedule under which one fifth of the shares vested immediately and the remaining shares vested in four equal annual installments commencing on the first anniversary of the date of grant. The committee made this change to provide an incentive to provide services for a longer term and in consideration of the tax treatment of the share grants to us and to the recipients. In the event a recipient granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR during the vesting period, we may repurchase the common shares which have not yet vested for nominal consideration. As with other issued common shares, vested and unvested shares awarded under our Incentive Share Award Plans are entitled to distributions.

It is the committee’s current policy to consider share grants to management annually in September. Prior to its consideration of share grants, the chair of our compensation committee meets with our managing trustees and the chairs of the compensation committees of the other public companies for which RMR provides services. The purpose of this meeting is, among other things, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations by our managing trustees concerning potential share grants. The chair then provides a report to our compensation committee of the information discussed at the meeting and makes recommendations for share grants. Our compensation committee discusses these recommendations in conjunction with comparative compensation data as well as any other information it deems relevant, and determines the amount of the share awards.

Because the schedule for consideration of share awards by our compensation committee and our board is determined several months in advance, the proximity of any grants to earnings announcements or other market events is coincidental.

We believe that our compensation philosophy and programs are designed to foster a business culture that aligns the interests of our management with those of our shareholders. We believe that the equity compensation of our management is appropriate to the goal of providing shareholders dependable, long term returns.

COMPENSATION TABLES

The following tables provide (1) summary 2006 compensation information relating to our executive officers, (2) information with respect to incentive share awards made to or held by our executive officers during the periods or at the dates specified below and (3) compensation information relating to our trustees.

Summary Compensation Table for 2006

(Shares granted in 2006 and prior years, which vested in 2006)

Name and Principal Position	Year	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total($)
David J. Hegarty	2006	$94,304	$2,475	$96,779
President, Chief Operating Officer and Secretary
John R. Hoadley(3)	2006	$52,546	$1,650	$54,196
Former Treasurer and Chief Financial Officer

(1)          Represents the value based upon the closing price on the date of grant in 2006 and prior years of shares vesting in 2006.

(2)          Consists of distributions during 2006 on share awards granted in 2006.

(3)          Mr. Hoadley served as Treasurer and Chief Financial Officer of the Company through March 15, 2007.

Grants of Plan Based Awards for 2006

(Shares granted in 2006, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards(1)
David J. Hegarty	9/20/06	7,500 Common Shares	$162,375
John R. Hoadley	9/20/06	5,000 Common Shares	$108,250

(1)          Represents the value based upon the closing price on the date of grant.

Incentive share awards granted by us to executive officers in 2006 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event an executive officer granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR during the vesting period, we may repurchase the common shares which have not yet vested for nominal consideration. Holders of vested and unvested shares awarded under our incentive share award plan are eligible to receive distributions on the same terms as other holders of our common shares.

Outstanding Equity Awards at Fiscal Year End for 2006

(Shares granted in 2006 and prior years, which have not yet vested)

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(1)
David J. Hegarty	7,667(2)	$187,688
John R. Hoadley	4,833(3)	$118,312

(1)          Represents the value based upon the final 2006 closing price of our shares.

(2)          These shares will vest as follows: 3,167 shares in September 2007, 1,500 shares in September 2008, 1,500 shares in September 2009, and 1,500 shares in September 2010.

(3)          These shares will vest as follows: 1,833 shares in September 2007, 1,000 shares in September 2008, 1,000 shares in September 2009, and 1,000 shares in September 2010.

Option Exercises and Stock Vested for 2006

(Share grants which vested in 2006, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
David J. Hegarty	4,834	$102,906
John R. Hoadley	2,666	$56,844

(1)          Represents the value based upon the closing price on the 2006 dates of vesting of grants made in 2006 and prior years.

Trustee Compensation for 2006

(2006 compensation; all share grants to trustees vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total($)
Frank J. Bailey	$42,500	$26,475	$990	$69,965
John L. Harrington	$38,500	$26,475	$990	$65,965
Gerard M. Martin	$—	$26,475	$990	$27,465
Barry M. Portnoy	$—	$26,475	$990	$27,465
Frederick N. Zeytoonjian	$39,000	$26,475	$990	$66,465

(1)          Represents the value based upon the closing price on the date of grant.

(2)          Consists of distributions during 2006 on stock awards granted in 2006.

Each independent trustee receives an annual fee of $25,000 for services as a trustee, plus a fee of $500 for each meeting attended. Up to two $500 fees are paid if a board meeting and one or more board committee meetings are held on the same date. The chairpersons of our audit committee, compensation committee and nominating and governance committee receive an additional $7,500, $3,500 and $3,500, respectively, each year. In addition, each trustee receives a grant of 1,500 of our common shares as part of his annual compensation. We generally reimburse all our trustees for travel expenses incurred in connection with their duties as trustees.

Each year our board reviews the compensation paid to our trustees and determines both the amount of such compensation and the allocation of such compensation between equity based awards and cash. Our managing trustees do not receive any compensation for their services as trustees, other than common share grants.

Our board believes it is important to align the interests of trustees with those of our shareholders and for trustees to hold equity ownership positions in our company. Accordingly, our board believes that a portion of each trustee’s compensation should be paid in shares. In determining the amount and composition of such compensation, our board considers the compensation of trustees and directors of other comparable enterprises, both with respect to size and industry.

Compensation Committee Report

The undersigned members of the compensation committee, have reviewed and discussed the Compensation Discussion and Analysis with the company’s management. Based upon this review and discussion, the compensation committee recommended to the board of trustees that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the company’s Annual Report on Form 10-K for the year ended December 31, 2006.

COMPENSATION COMMITTEE

Frederick N. Zeytoonjian, Chairman

Frank J. Bailey

John L. Harrington

Audit Committee Report

In the course of our oversight of the company’s financial reporting process, we have:  (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2006; (2) discussed with Ernst & Young LLP, the company’s independent registered public accounting firm, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees; (3) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the audit committee recommended to the board  of trustees that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

AUDIT COMMITTEE

Frank J. Bailey, Chairman

John L. Harrington

Frederick N. Zeytoonjian

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common shares by each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares, and by each of our trustees and executive officers during the last fiscal year and our nominees for trustee, individually and as a group, as of March 20, 2007. Unless otherwise indicated, each owner named below has sole voting and investment power for all common shares shown to be beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

	Beneficial Ownership(1)
Name and Address(2)	Number of Shares	Percent
Beneficial Owners of More Than 5% of Our Common Shares
Morgan Stanley(3)	6,571,418	7.9%
Cohen & Steers, Inc.(4)	5,324,000	6.4%
The Vanguard Group, Inc.(5)	4,751,923	5.7%
Trustees, Nominees for Trustee and Executive Officers
Frank J. Bailey	5,000	*
John L. Harrington	6,000	*
David J. Hegarty(6)	32,170	*
John R. Hoadley	15,500	*
Gerard M. Martin(7)	70,489	*
Adam P. Portnoy(8)	49,019	*
Barry M. Portnoy(8)(9)	109,509	*
Frederick N. Zeytoonjian	4,000	*
All trustees, nominees and executive officers as a group (nine persons)(6)(7)(8)(9)	252,668	*

*                    Less than 1% of our common shares.

(1)          Our declaration of trust places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares.

(2)          The address of each of our trustees, nominees for trustee and executive officers is c/o Senior Housing Properties Trust, 400 Centre Street, Newton, Massachusetts 02458.

(3)          This information is as of December 31, 2006 and is based solely on a Schedule 13G filed with the SEC on February 14, 2007 by Morgan Stanley. Based on the information provided in such Schedule 13G, the relevant members of the filing group, together with their respective addresses are:  Morgan Stanley, 1585 Broadway New York, New York 10036, and Morgan Stanley Investment Management Inc., 1221 Avenue of the Americas, New York, New York 10020. These entities report sole voting power over 5,896,312 shares and 5,459,394 shares, respectively, and sole dispositive power over 6,571,418 shares and 5,651,445 shares, respectively.

(4)          This information is as of December 31, 2006 and is based solely on a Schedule 13G filed with the SEC on February 13, 2007 by Cohen & Steers, Inc. Based on the information provided in such Schedule 13G, the relevant members of the filing group are: Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc., and the address of each entity is 280 Park Avenue, 10th Floor, New York, New York 10017. These entities report sole voting power over 4,895,100 shares and 4,895,100 shares, respectively, and sole dispositive power over 5,324,000 shares and 5,324,000 shares, respectively.

(5)          This information is as of December 31, 2006 and is based solely on a Schedule 13G filed with the SEC on February 14, 2007 by The Vanguard Group, Inc., or Vanguard. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard reports sole voting power over 116,471 shares and sole dispositive power over 4,751,923 shares. Additionally, the Schedule 13G states that Vanguard Fiduciary Trust Company, or VFTC, a wholly owned subsidiary of Vanguard, is the beneficial owner of 116,471 shares as a result of its serving as investment manager of collective trust accounts, and that VFTC directs the voting of these shares.

(6)          Includes 230 common shares owned jointly by Mr. Hegarty and his wife.

(7)          Includes 68,989 common shares owned by a corporation of which Mr. Martin is the sole shareholder.

(8)          Includes 39,019 common shares owned by RMR. Messrs. Barry Portnoy and Adam Portnoy own all of the outstanding shares of Reit Management & Research Trust, the sole member of RMR, and may be deemed to have beneficial ownership of the common shares owned by RMR.

(9)          Includes 68,990 common shares owned by a corporation of which Mr. Barry Portnoy is the sole shareholder.

Related Person Transactions and Company Review of Such Transactions

We have adopted written Governance Guidelines which address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, we shall not enter into any transaction in which any trustee or executive officer, or any member of the immediate family of any trustee or executive officer, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to the board and the board authorizes, approves or ratifies the transaction by the affirmative vote of a majority of the disinterested trustees, even if the disinterested trustees constitute less than a quorum. All related person transactions described below, including those which predated the adoption of our Governance Guidelines, were reviewed and approved by a majority of the disinterested trustees.

On December 31, 2001, we distributed substantially all of our shares of Five Star to our shareholders. At the time Five Star was spun off from us, all of the persons serving as directors of Five Star were also our trustees. Two of our trustees, Messrs. Martin and Barry Portnoy, are currently directors of Five Star. As of December 31, 2006, we leased 144 senior living communities and two rehabilitation hospitals to Five Star for total annual minimum rent of $124.4 million. All transactions between us and Five Star subsequent to the Five Star spin off have been approved by our independent trustees who are not directors of Five Star. Our transactions with Five Star during 2006, included:

•       Effective October 1, 2006, we leased two rehabilitation hospitals to Five Star which were formerly operated by HealthSouth Corporation. The term of the lease for the two hospitals expires on June 30, 2026, and Five Star has one renewal option. These two hospitals provide health rehabilitation services and are located in Braintree and Woburn, Massachusetts. The annual rent Five Star will pay us for these two hospitals is $10.3 million per year. These hospitals offer extensive inpatient and outpatient services that we believe are similar to some of the services currently provided in many of our senior living communities.

•       In August, October, November and December 2006, we purchased 11 independent and assisted living properties from unaffiliated parties for $107.4 million and added these properties to our combined lease with Five Star which has a current term expiring in 2020. The annual rent under this combined lease increased by $9.0 million as a result of these acquisitions. Percentage rent based on increases in gross revenues at these properties will commence in 2008.

•       In November 2006, we sold two skilled nursing facilities located in Connecticut that were leased to Five Star for net proceeds of approximately $5.6 million, which reduced the annual rent payable by Five Star under the combined lease by $559,000.

•       During the year ended December 31, 2006, pursuant to the terms of our leases with Five Star, we purchased approximately $23.7 million of improvements made to our properties leased by Five Star, and, as a result, the annual rent payable to us by Five Star increased by approximately $2.4 million.

RMR originates and presents investment opportunities to our board and provides management and administrative services to us under an agreement. RMR is compensated at an annual rate equal to a percentage of our average real estate investments, as defined. The percentage applied to our existing investments at the time we were spun off from HRPT is 0.5%. The annual percentage for the first $250.0 million of investments made after our spin off from HRPT is 0.7% and the percentage for investments above that amount is 0.5%. In addition, RMR receives an incentive fee based upon increases in our funds from operations per share, as defined. The incentive fee is paid in common shares. Aggregate fees earned by RMR during 2006 for services were $10.1 million, including $762,000 as an incentive fee which was paid in our common shares in late March, 2007. RMR also provides the internal audit function for us and for other publicly owned companies to which it provides services. Our pro rata share of RMR’s costs in providing that function was $173,000 in 2006. Our audit committee appoints our director of internal audit, and our compensation committee approves his salary and the allocated internal audit costs we pay. All transactions between us and RMR are approved by our compensation committee. Both our audit and compensation committees are 100% composed of trustees who are independent of RMR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our trustees, executive officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers, trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished to us or written representations that no such reports were required, we believe that, during 2006, all filing requirements applicable to our executive officers, trustees and greater than 10% shareholders were timely met.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee appointed Ernst & Young LLP as our independent registered public accounting firm for 2006. A representative of Ernst & Young LLP is expected to be present at our annual meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at our annual meeting.

The fees for services provided by Ernst & Young LLP to us in the last two fiscal years were as follows:

	2005	2006
Audit Fees	$310,000	$357,000
Audit Related Fees	—	—
Tax Fees	12,000	12,700
Subtotal	322,000	369,700
All Other Fees	—	—
Ernst & Young LLP Total Fees	$322,000	$369,700

Our audit committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our audit committee or the services are included within a category which has been pre-approved by our audit committee. The maximum charge for services is established by the audit committee when the specific engagement or the category of services is approved or pre-approved. In certain circumstances, our management is required to notify the audit committee when pre-approved services are undertaken and the committee or its chairman may approve amendments or modifications to the engagement or the maximum fees. Our director of internal audit is responsible to report to our audit committee regarding compliance with these policies and procedures.

Our audit committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC rules. In other circumstances, our audit committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

All services for which we engaged our independent registered public accounting firm in 2005 and 2006 were approved by our audit committee. The total fees we paid to Ernst & Young LLP for services in 2005 and 2006 are set forth above. The tax fees in 2005 and 2006 were for services involved in reviewing our tax reporting. Our audit committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP’s providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

CERTAIN PROVISIONS OF OUR DECLARATION OF TRUST, BYLAWS AND MARYLAND LAW

As described above, some of the proposed amendments to our declaration of trust may be deemed to have an anti-takeover effect. The proposed amendments are not the result of our management’s knowledge of any specific effort to accumulate our shares or to obtain control of us. Nonetheless, we believe these amendments are important for the reasons set forth in each item describing the proposals. Set forth below is a description of certain present provisions of our declaration of trust and bylaws and Maryland law which may be deemed to have an anti-takeover effect. You should carefully consider the following when deciding whether or not to vote for the approval of the proposed amendments:

•       We have a classified board of trustees. Our board is divided into three classes of trustees serving staggered three-year terms. There is no cumulative voting in the election of trustees.

•       Our bylaws require compliance with certain procedures for shareholders to properly make a nomination for election to our board or to propose other business. For further information on these procedures, see “Selection of Candidates for Trustees; Shareholder Recommendations, Nominations and Proposals.”

•       Our declaration of trust prohibits, with certain exceptions, any person from directly or indirectly owning more than 9.8% in number or value of our outstanding shares. It also prohibits any person from beneficially or constructively owning shares if that ownership would result in us being closely held under Section 856(h) of the Internal Revenue Code of 1986, as amended, or would otherwise cause us to fail to qualify as a real estate investment trust.

•       Our declaration of trust permits our board, without shareholder approval, to amend our declaration of trust at any time to increase or decrease the aggregate number of shares or the number of shares of any class that we have authority to issue. Our declaration of trust further authorizes our board to cause us to issue our authorized shares and to reclassify any unissued preferred shares into other classes or series.

•       Our declaration of trust and bylaws provide that special meetings of our shareholders may be called only by a majority of our board, and that shareholders do not have the right to take any action by written consents instead of a vote at a meeting.

•       Our bylaws provide that the bylaws may only be amended by the vote of a majority of the trustees or by a written consent signed by a majority of the trustees.

•       Our bylaws contain a provision exempting us from the control share acquisition statute of the Maryland General Corporation Law, or MGCL, any and all acquisitions by any person of our shares. This provision may be amended or eliminated at any time in the future. If such bylaw provision is amended, the control share acquisition provisions of the MGCL, which also applies to Maryland real estate investment trusts, provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. As a general matter, control shares are voting shares which, if aggregated with all other shares owned by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (1) one-tenth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more of all voting power. In certain circumstances following a control share acquisition, we may redeem for fair value any or all of the control shares.

•       Our board has adopted a resolution that exempts us from the business combination statute of the MGCL, which regulates business combinations with interested shareholders. This resolution may be amended or eliminated by our board at any time in the future. If such resolution is amended or eliminated, the business combination provisions of the MGCL, which also applies to Maryland real estate investment trusts, provide that business combinations between us and (1) a beneficial holder of 10% or more of our outstanding shares, or (2) an affiliate or associate of ours who, at any time during the prior two year period, was the beneficial holder of 10% or more of our outstanding shares (each such person, an “interested shareholder”), or between us and an affiliate of an interested shareholder, are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. After the five year prohibition period has ended, a business combination between us and an interested shareholder generally must be recommended by our board and must be approved by our shareholders by (x) the affirmative vote of 80% of the votes entitled to be cast on the matter, or (y) the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder or by an affiliate or associate of the interested shareholder. These shareholder approvals are not required if our shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

•       We have adopted a shareholders’ rights plan which provides for the distribution of one junior participating preferred share purchase right for each common share in certain circumstances. Initially, the rights are attached to our common shares. The rights will separate from the common shares upon a rights distribution date which is the earlier of (i) 10 business days following a public announcement by us that a person or group of persons has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding common shares or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person acquiring beneficial ownership of 10% or more of the outstanding common shares. In certain circumstances, each holder of a right (other than rights that are or were held by certain beneficial owners of 10% or more of our common shares) will have the ability to exercise it for a number of common shares (or, in certain circumstances, other property) having a current market price equal to two times the exercise price of the right or to exchange their right for a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the right.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other record holders of our common shares may participate in the practice of “householding” proxy statements and annual reports. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement or annual report may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or telephone number:  Investor Relations, Senior Housing Properties Trust, 400 Centre Street, Newton, MA  02458, telephone (617) 796-8350. If you want to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

At this time, we know of no other matters which will be brought before our annual meeting. However, if other matters properly come before our annual meeting or any postponement or adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

By Order of the Board
DAVID J. HEGARTY, Secretary

Newton, Massachusetts
April 18, 2007

IMPORTANT

If your shares are held in your own name, please sign, date and return the enclosed proxy card today. If your shares are held in “street name,” you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please return the enclosed proxy card to your broker or bank and contact the person responsible for your account to ensure that a proxy card is voted on your behalf. If you have any questions or need assistance in voting your shares, please call the firm assisting the company in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Banks and Brokers Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

APPENDIX A

SET FORTH BELOW ARE THE PROPOSED CHANGES TO SECTION 8.4, THE FIRST SENTENCE OF SECTION 10.3, ARTICLE XI AND THE FIRST SENTENCE OF SECTION 12.2(a) OF THE DECLARATION OF TRUST. WORDS THAT ARE IN BOLD AND DOUBLE UNDERLINED WILL BE ADDED AND WORDS THAT ARE CROSSED OUT WILL BE DELETED

[Changes to Section 8.4]

Section 8.4   Extraordinary Actions.   Except as specifically provided in Section 5.3 (relating to removal of Trustees), Section 10.3, and subject to [~~Section~~] Sections 8.2 and 8.5 and to the provisions of any class or series of Shares at the time outstanding, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if advised by the Board of Trustees and taken or approved by [~~(i) the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter, or (ii) if Maryland law hereafter permits the effectiveness of a vote described in this clause (ii), the affirmative vote of a majority of the votes cast on the matter.~~]

(i)             if such matter shall first have been approved by a vote of not fewer than seventy-five percent (75%) of the Trustees then in office, including not fewer than seventy-five percent (75%) of the independent Trustees then in office, the lesser, as permitted by applicable law, of (x) the affirmative vote of at least a majority of the votes cast on the matter, or (y) the affirmative vote of holders of Shares entitled to cast at least a majority of all the votes entitled to be cast on the matter; and

(ii)         the affirmative vote of holders of Shares entitled to cast at least seventy-five percent (75%) of all the votes entitled to be cast on the matter if clause (i) above is not applicable to such matter.

[Changes to the first sentence of Section 10.3]

Except as otherwise provided in Section 10.2 and subject to the following sentence, any amendment to this Declaration of Trust must first be advised by the Board of Trustees and then shall be valid only if approved by:[~~(i) the affirmative vote of a majority of all the votes entitled to be cast on the matter or (ii) if Maryland law hereafter permits the effectiveness of a vote described in this clause (ii), the affirmative vote of a majority of the votes cast on the matter~~]

(i)             if such amendment shall first have been approved by a vote of not fewer than seventy-five percent (75%) of the Trustees then in office, including not fewer than seventy-five percent (75%) of the independent Trustees then in office, the lesser, as permitted by applicable law, of (x) the affirmative vote of at least a majority of the votes cast on the matter, or (y) the affirmative vote of holders of Shares entitled to cast at least a majority of all the votes entitled to be cast on the matter; and

(ii)         the affirmative vote of holders of Shares entitled to cast at least seventy-five percent (75%) of all the votes entitled to be cast on the matter if clause (i) above is not applicable to such amendment.

[Changes to Article 11]

ARTICLE XI

MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge with or into another entity, (b) consolidate with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the trust property. Any such action must first be approved by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, by shareholders as provided in Section 8.4[~~(i) the affirmative vote of a majority of all the votes entitled to be cast on the matter or (ii) if Maryland law hereafter permits the effectiveness of a vote described in this clause (ii), the affirmative vote of a majority of the votes cast on the matter~~].

[Changes to the first sentence of Section 12.2(a)]

Subject to the provisions of any class or series of Shares at the time outstanding, after approval by a majority of the entire Board of Trustees, the Trust may be terminated at any meeting of shareholders as provided in Section 8.4. [~~by (i)  the affirmative vote of a majority of all the votes entitled to be cast on the matter or (ii) or if hereafter expressly authorized by Title 8, the affirmative vote of a majority of the votes cast on the matter.~~]

APPENDIX B

SET FORTH BELOW IS TEXT THAT WILL BE ADDED AS A NEW SECTION 8.7 OF OUR DECLARATION OF TRUST

Section 8.7  Indemnification of the Trust. Each shareholder will indemnify and hold harmless the Trust from and against all costs, expenses, penalties, fines and other amounts, including, without limitation, attorneys’ and other professional fees, whether third party or internal, arising from such shareholder’s violation of any provision of this Declaration of Trust or the Bylaws, including, without limitation, Article VII, and shall pay such sums to the Trust upon demand, together with interest on such amounts, which interest will accrue at the lesser of 15% per annum and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of repayment by the Trust. Nothing in this Section shall create or increase the liability of any shareholders, trustees, officers, employees or agents of the Trust for actions taken on behalf of the Trust.

Senior Housing Properties Trust

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 8, 2007

11:00 a.m.

400 Centre Street
Newton, MA 02458

Senior Housing Properties Trust 400 Centre Street Newton, MA 02458	proxy

This proxy is solicited on behalf of the Board of Trustees for use at the Annual Meeting on May 8, 2007.

The undersigned shareholder of Senior Housing Properties Trust, a Maryland real estate investment trust, or the company, hereby appoints David J. Hegarty, Gerard M. Martin and Barry M. Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the company to be held at the company’s offices at 400 Centre Street, Newton, Massachusetts, on Tuesday, May 8, 2007, at 11:00 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders and of the accompanying Proxy Statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR TRUSTEE UNDER ITEM 1 AND “FOR” THE PROPOSAL IN EACH OF ITEMS 2, 3 AND 4. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

See reverse for voting instructions.

The Board of Trustees Recommends a Vote FOR the Proposals.

1. To elect two trustees in Group II to the board.	Nominees: (01) John L. Harrington (02) Adam D. Portnoy	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.      To approve amendments to the declaration of trust that will change the required shareholder vote for certain actions and provide that the required shareholder vote necessary for certain other actions shall be set in the bylaws.

☐ For ☐ Against ☐ Abstain

3.      To approve an amendment to the declaration of trust to provide that any shareholder who violates the declaration of trust or bylaws will indemnify and hold the company harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, together with interest on such amounts.

☐ For ☐ Against ☐ Abstain

4.      To approve the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to elect each of the trustees as proposed in Item 1 or to approve Items 2 or 3.

☐ For ☐ Against ☐ Abstain

5.      In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Change?   Mark Box ☐   Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.